                                                                   EXHIBIT 4 (f)

                                  EXHIBIT A-1

                         FORM OF REVOLVING CREDIT NOTE


$__________________                                   Philadelphia, Pennsylvania
                                                           _______________, 1995


          FOR VALUE RECEIVED, VWR CORPORATION, a Pennsylvania corporation ("VWR"), SCIENTIFIC HOLDINGS CORP., a Delaware corporation ("Scientific Holdings"), and VWR SCIENTIFIC INTERNATIONAL CORPORATION, a Barbados corporation ("VWR International") (VWR, Scientific Holdings and VWR International each individually a "Borrower"; collectively, the "Borrowers") hereby jointly and severally unconditionally promise to pay to the order of __________________________________ (the "Bank") at the office of CoreStates
Bank, N.A. (the "Administrative Agent") located at 1345 Chestnut Street, Philadelphia, Pennsylvania 19101-7618, on the Termination Date (as such term is defined in the Credit Agreement hereinafter referred to) in lawful money of the United States of America and in immediately available funds, the principal sum of (a) _____________________ DOLLARS ($_______________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrowers pursuant to the Credit Agreement. The Borrowers further agree to pay interest accrued on the unpaid principal amount outstanding hereunder from time to time from the date hereof in like money at such office at the rates and on the dates specified in the Credit Agreement together with all other costs, fees and expenses as provided in the Credit Agreement.

          The holder of this Note is authorized to endorse on Schedule 1 annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the respective date(s), Type and amount of each Revolving Credit Loan made by the Bank to the Borrowers, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement (or any error in such recordation) shall not affect the obligations of the Borrowers to make payments of principal, interest and other amounts outstanding in accordance with the terms of this Note and the Credit Agreement.

          This Note is one of the Revolving Credit Notes referred to in, evidences indebtedness incurred under, and is entitled to the benefits of, the Credit Agreement dated as of September __, 1995 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being referred to as the "Credit Agreement") among the Borrowers, VWR Scientific of Canada Ltd., the other banks and financial institutions parties thereto, CoreStates Bank, N.A., as administrative agent and collateral agent, Bank of America National Trust and Savings Association, as syndication agent, PNC Bank, National Association, as documentation agent, BA Securities, Inc., as arranger, and Seattle-First National Bank, as lead manager. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof, for a higher rate of interest hereunder upon the happening of an Event of Default, for the amendment or waiver of certain provisions of the Credit Agreement and for certain security interests granted by the Borrowers. Reference is made to the Credit Agreement and the other Loan Documents for a statement of the terms and conditions under which the Loans evidenced hereby have been secured.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

[CORPORATE SEAL]                    VWR CORPORATION

Attest:_______________________      By:___________________________

Title:________________________      Title:________________________



                      [Signatures Continued on Next Page]

                                               SCIENTIFIC HOLDINGS CORP.
[CORPORATE SEAL]


Attest:_______________________                 By:___________________________

Title:________________________                 Title:________________________



                                               VWR SCIENTIFIC INTERNATIONAL
                                                 CORPORATION
[CORPORATE SEAL]


Attest:_______________________                 By:___________________________

Title:________________________                 Title:________________________

                                  SCHEDULE 1

                        LOANS, CONVERSIONS AND PAYMENTS



===================================================================================================
                                               AMOUNT OF       AMOUNT OF
                                               BASE RATE      EURODOLLAR
                                                 LOANS         LOANS           UNPAID
         TYPE OF LOAN              AMOUNT OF   CONVERTED     CONVERTED TO     PRINCIPAL
        (EURODOLLAR OR  AMOUNT OF  PRINCIPAL TO EURODOLLAR    BASE RATE       BALANCE OF  NOTATION
 DATE     BASE RATE)     LOANS      REPAID       LOANS         LOANS           LOANS      MADE BY
===================================================================================================

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________


===================================================================================================